Exhibit 99.1
PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Jason H. Weber
EVP/Treasurer &
Chief Financial Officer
717.339.5090
jweber@acnb.com

ACNB CORPORATION REPORTS
2022 RECORD FINANCIAL RESULTS

Year-End 2022 Highlights

•Record net income for the year ended December 31, 2022 totaled $35,752,000, an increase of $7,918,000, or 28.45%, from comparable period results in 2021. Basic earnings per share were $4.15 and $3.19 for the years ended December 31, 2022 and 2021, respectively. The increase in net income for 2022 was primarily driven by increases in net interest income of $12,181,000 and commissions from insurance sales of $2,156,000, partially offset by a $2,906,000 decrease in income from mortgage loans held for sale and a $1,330,000 increase in total other expenses.

•Net income for the three months ended December 31, 2022 totaled $10,199,000, an increase of $5,704,000, or 126.90%, from comparable period results in 2021. Basic earnings per share were $1.20 and $0.52 for the three months ended December 31, 2022 and 2021, respectively. The increase in net income for the three months ended December 31, 2022 was primarily driven by increases in net interest income of $6,698,000 and commissions from insurance sales of $670,000.

•The net interest margin for the year ended December 31, 2022 was 3.33%, an increase of 51 basis points from 2.82% for the year ended December 31, 2021. Paycheck Protection Program (PPP) fees and purchase accounting accretion for the year ended December 31, 2022 totaled $3,768,000, compared to $8,781,000 for the year ended December 31, 2021. The net interest margin for the three months ended December 31, 2022 was 3.99%, an increase of 141 basis points from 2.58% for the comparable period in 2021. PPP fees and purchase accounting accretion for the three months ended December 31, 2022 totaled $845,000, compared to $1,987,000 for the same period in 2021.

•Total loans outstanding were $1,538,610,000 at December 31, 2022 compared to $1,468,427,000 at December 31, 2021, an increase of 4.78%. Year-over-year, the increase was driven by growth in

ACNB Corporation
Press Release/2022 Year-End Financial Results
January 26, 2023

the commercial loan portfolio. Excluding payoffs for PPP loans, loans grew by 6.04% from December 31, 2021 to December 31, 2022.

•Total deposits were $2,198,975,000 at December 31, 2022. Deposits decreased by $227,414,000, or 9.37%, compared to December 31, 2021. The decrease in deposits was a result of customers seeking higher yielding alternative investment or deposit products as market interest rates rose during 2022. The loan-to-deposit ratio was 69.97% at December 31, 2022, compared to 60.52% at December 31, 2021.

•Quarterly cash dividends paid to ACNB Corporation shareholders in 2022 totaled $9,117,000, or $1.06 per common share. Compared to prior year, ACNB Corporation paid $1.03 in total dividends per common share in 2021, which included a special dividend of $0.02 per common share paid on June 15, 2021.

•ACNB Corporation repurchased 206,929 shares of ACNB Corporation common stock during 2022 at a cost of $6,682,000, which effectively completed the authorization for the repurchase of shares of ACNB Corporation common stock under the program approved by the Board of Directors on February 23, 2021. On October 18, 2022, the ACNB Corporation Board of Directors approved a new plan to repurchase, in open market and privately negotiated transactions, up to 255,575, or approximately 3.0%, of the outstanding shares of the Corporation’s common stock. As of January 26, 2023, no common stock has been repurchased under this new plan.

GETTYSBURG, PA, January 26, 2023 --- ACNB Corporation (NASDAQ: ACNB), financial holding company for ACNB Bank and ACNB Insurance Services, Inc., announced record financial results for the year ended December 31, 2022 with net income of $35,752,000, an increase of $7,918,000, or 28.45%, compared to net income of $27,834,000 for the year ended December 31, 2021. This year-over-year increase in net income was primarily driven by increases in net interest income of $12,181,000 and commissions from insurance sales of $2,156,000. For the years ended December 31, 2022 and 2021, basic earnings per share were $4.15 and $3.19, respectively, which is an increase of $0.96 per share or 30.09%.
The Corporation reported net income of $10,199,000 for the three months ended December 31, 2022, an increase of $5,704,000, or 126.90%, compared to net income of $4,495,000 for the three months ended December 31, 2021. The quarterly year-over-year increase in net income was driven primarily by increases in net interest income of $6,698,000 and commissions from insurance sales of $670,000. Basic

ACNB Corporation
Press Release/2022 Year-End Financial Results
January 26, 2023

earnings per share were $1.20 and $0.52 for the three months ended December 31, 2022 and 2021, respectively, which is an increase of $0.68 per share or 130.77%.
    “We, at ACNB Corporation, are extremely pleased to report another year of record earnings for 2022 totaling more than $35,000,000. This corporate achievement was not anticipated at the start of the year, but neither were the economic conditions that evolved during the year. In response to inflationary pressures, the unprecedented actions of the Federal Reserve resulted in seven interest rate hikes beginning in March of 2022 for a fed funds target rate range of 4.25% to 4.50% at the end of the year. The steep interest rate changes during the year pushed the fed funds rate to its highest point since December 2007. These interest rate increases were a major contributor to ACNB Corporation’s 2022 earnings performance as assets repriced more quickly than liabilities, which coupled with asset growth resulted in strong net interest income performance,” said James P. Helt, ACNB Corporation President & Chief Executive Officer. “Despite these unusual and unprecedented economic times, the Corporation completed key strategic initiatives planned for 2022 including the acquisition by the insurance subsidiary, ACNB Insurance Services, Inc., of the business and assets of Hockley & O’Donnell Insurance Agency in Gettysburg, PA, in February and the opening of the new Upper Adams Office in Biglerville, PA, in October as the banking subsidiary, ACNB Bank, continued its plans for optimization of the community banking network. ACNB Corporation was also honored in 2022 to be named by the Central Penn Business Journal to its annual list of Fastest Growing Companies in Central Pennsylvania for the fifth consecutive year.”
Mr. Helt continued, “As always, ACNB Corporation’s Management and Board of Directors looks to the past with respect, but also anticipates the future and its inherent challenges and opportunities. With record financial performance in 2022, in tandem with ongoing strength in its capital base and asset quality, the Corporation is poised for continued progress in 2023. Our fundamental focus remains to be

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January 26, 2023

the independent financial services provider of choice in the core markets served by building relationships and finding solutions.”
Net Interest Income and Margin
    Net interest income for the year ended December 31, 2022 totaled $83,425,000, an increase of $12,181,000, or 17.10%, over the year ended December 31, 2021. Net interest income for the three months ended December 31, 2022 totaled $24,048,000, an increase of $6,698,000, or 38.61%, over comparable period results in 2021. The increases in net interest income were attributable to higher interest rates, deployment of excess liquidity, lower funding costs, and growth in higher-yielding earning assets.
The net interest margin for the year ended December 31, 2022 was 3.33%, an increase of 51 basis points from 2.82% for the year ended December 31, 2021. PPP fees and purchase accounting accretion for the year ended December 31, 2022 totaled $3,768,000, compared to $8,781,000 for the year ended December 31, 2021. The net interest margin for the three months ended December 31, 2022 increased 141 basis points to 3.99% from 2.58% for the comparable three month period in 2021. PPP fees and purchase accounting accretion totaled $845,000 for the three months ended December 31, 2022, compared to $1,987,000 for the same period in 2021.
Noninterest Income
    Noninterest income for the year ended December 31, 2022 was $21,807,000, a decrease of $969,000, or 4.25%, from the comparable period in 2021. The decrease was primarily a result of lower income from mortgage loans held for sale, as interest rates continued to increase in 2022, and losses from the changes in fair value of equity securities. Income from mortgage loans held for sale was $487,000 for the year ended December 31, 2022, compared to $3,393,000 for the year ended December 31, 2021. Realized losses on equity securities was $298,000 for the year ended December 31, 2022, compared to realized gains of $439,000 for the year ended December 31, 2021.

ACNB Corporation
Press Release/2022 Year-End Financial Results
January 26, 2023

Noninterest income for the three months ended December 31, 2022 was $5,423,000, a decrease of $210,000, or 3.73%, from the same period in 2021. Comparing the last three months of 2022 to the same period in 2021, income from mortgage loans held for sale decreased by $877,000, while income from commissions from insurance sales increased by $670,000 due principally to the acquisition of the business and assets of the Hockley & O’Donnell Insurance Agency in combination with higher contingent income.
Noninterest Expense
    Noninterest expense for the year ended December 31, 2022 was $60,281,000, an increase of $1,330,000, or 2.26%, from the comparable period in 2021. The increase was driven primarily by equipment, professional services, FDIC and regulatory, intangible assets amortization and other operating expenses partially offset by a decrease in salary and employee benefits expense. Equipment expense was $6,612,000 for the year ended December 31, 2022, compared to $6,175,000 for the prior year of 2021. The increase in equipment expense was attributable to the additional ongoing expenses related to the banking subsidiary’s core systems conversion in late 2021 and the implementation of a new loan origination system in late 2022. Professional services expense was $2,086,000 for the year ended December 31, 2022, compared to $1,304,000 for the prior year of 2021. The increase in professional services expense was a result of additional costs related to the change in the Corporation’s independent audit firm, consultants for Current Expected Credit Loss (CECL) standard readiness and purchase accounting work, loan workout costs for a large commercial loan, legal expenses, and executive recruiters to fill key roles within the organization. FDIC and regulatory and intangible assets amortization expenses were $1,128,000 and $1,492,000, respectively, for the year ended December 31, 2022, compared to $960,000 and $1,164,000 for the prior year of 2021. The increase in intangible assets amortization expense was due to the acquisition of the business and assets of the Hockley & O’Donnell Insurance Agency. Other operating expense was $6,154,000 for the year ended December 31, 2022, compared to $5,841,000 for the prior year of 2021. The increase in other operating expense was driven primarily by

ACNB Corporation
Press Release/2022 Year-End Financial Results
January 26, 2023

waived consumer loan fees, internet banking expense, and operational and customer fraud losses. Salary and employee benefits expense was $35,979,000 for the year ended December 31, 2022, compared to $36,816,000 for the prior year of 2021. The decrease was a result of lower incentive compensation and pension expenses.

Noninterest expense for the three months ended December 31, 2022 was $16,673,000, a decrease of $784,000, or 4.49%, from the comparable period in 2021. The decrease was primarily attributable to lower salary and employee benefits and equipment expenses partially offset by an increase in professional services expense. Salary and employee benefits expense was $9,786,000 for the three months ended December 31, 2022, compared to $10,557,000 for the same period in 2021. The decrease was a result of lower incentive compensation and pension expenses. Equipment expense was $2,046,000 for the three months ended December 31, 2022, compared to $2,392,000 for the same period in 2021. The decrease was due to less technology spending for the three months ended December 31, 2022, compared to the same period in 2021. Professional services expense was $758,000 for the three months ended December 31, 2022, compared to $414,000 for the same period in 2021. The increase in professional services expense was driven by additional costs related to the transition of the Corporation’s independent audit firm, loan workout costs for a large commercial loan, and various consultants for CECL standard readiness, purchase accounting work, and other corporate initiatives.

Loans and Asset Quality

    Total loans outstanding were $1,538,610,000 at December 31, 2022 compared to $1,468,427,000 at December 31, 2021, an increase of 4.78%. Year-over-year, the increase was driven mainly by growth in the commercial loan portfolio. Excluding payoffs for PPP loans, loans grew by 6.04% from December 31, 2021 to December 31, 2022.
As a result of stable loan risk metrics, combined with low credit losses in the portfolio, the provision for loan losses for 2022 was $0 despite solid loan growth. Non-performing loans were

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Press Release/2022 Year-End Financial Results
January 26, 2023

$3,857,000, or 0.25% of total loans, at December 31, 2022, compared to $6,219,000, or 0.42% of total loans, at December 31, 2021. Net charge-offs for the year ended December 31, 2022 were 0.08% of total average loans, compared to 0.08% for the year ended December 31, 2021. Net charge-offs for the year were due to a few isolated credits of unrelated borrowers and were not indicative of a general weakness in the overall loan portfolio.
Deposits
    Total deposits were $2,198,975,000 at December 31, 2022. Deposits decreased by $227,414,000, or 9.37%, since December 31, 2021. The decrease in deposits was a result of customers seeking higher yielding alternative investment or deposit products as market interest rates rose during 2022.
Stockholders’ Equity
    Total stockholders’ equity was $245,042,000 at December 31, 2022, compared to $272,114,000 at December 31, 2021. Year-over-year, the $27,072,000 decline in stockholders’ equity from December 31, 2021 to December 31, 2022 was primarily attributable to the change in accumulated other comprehensive income due to unrealized losses in the securities portfolio resulting from the increase in market interest rates during the year. These unrealized losses were also the primary driver of the decline in the Corporation’s book value per share, which was $28.78 and $31.35 at December 31, 2022 and 2021, respectively.
Dividends and Share Repurchases
    Quarterly cash dividends paid to ACNB Corporation shareholders in 2022 totaled $9,117,000, or $1.06 per common share. Compared to prior year, ACNB Corporation paid $1.03 in total dividends per common share in 2021, which included a special dividend of $0.02 per common share paid on June 15, 2021.
In addition, ACNB Corporation repurchased 206,929 shares of ACNB Corporation common stock during 2022 at a cost of $6,682,000, which effectively completed the authorization for the repurchase of

ACNB Corporation
Press Release/2022 Year-End Financial Results
January 26, 2023

shares of ACNB Corporation common stock under the program approved by the Board of Directors on February 23, 2021. On October 18, 2022, the ACNB Corporation Board of Directors approved a new plan to repurchase, in open market and privately negotiated transactions, up to 255,575, or approximately 3.0%, of the outstanding shares of the Corporation’s common stock. As of January 26, 2023, no common stock has been repurchased under this new plan.
ACNB Bank Update
    On October 17, 2022, ACNB Bank opened its new full-service community banking office to serve the Upper Adams area of Adams County, PA. The newly-constructed office location at 3425 Biglerville Road, Biglerville, offers enhanced services and conveniences, as well as deploys new design concepts in the office lobby with the goal of streamlining and improving the customer experience. In tandem with this new office investment of more than $2,000,000, the operations of three community banking offices were consolidated in this Pennsylvania geography in alignment with the Bank’s branch optimization strategy and continued endeavors to enhance operational efficiencies and performance. Also as part of the Bank’s branch optimization program, on December 2, 2022, ACNB Bank closed and transferred operations for three additional community banking offices, including the Adams Commerce Center Office in Gettysburg, PA; East Frederick Office in Frederick, MD; and, Hampstead Office in Hampstead, MD.
On December 19, 2022, plans for ACNB Bank to rebrand its Maryland banking divisions were announced. Effective January 1, 2023, these divisions, NWSB Bank and FCB Bank, formally adopted the ACNB Bank name and brand identity in the counties of Carroll and Frederick in central Maryland, respectively. The goal of this rebranding initiative is to eliminate customer confusion, especially for those who bank in multiple markets, and to provide future operating and cost efficiencies. Further, this step now fully aligns the brand of ACNB Bank with that of ACNB Insurance Services, Inc., which was rebranded effective January 1, 2022, to create enhanced synergies and market recognition throughout the Corporation’s footprint in southcentral Pennsylvania and central Maryland.

ACNB Corporation
Press Release/2022 Year-End Financial Results
January 26, 2023

ACNB Insurance Services, Inc. Update
    As previously announced, effective February 28, 2022, ACNB Insurance Services, Inc. completed the acquisition of the business and assets of Hockley & O’Donnell Insurance Agency, LLC, Gettysburg, PA. This insurance agency acquisition in Adams County, PA, leveraged the affiliation with ACNB Corporation and ACNB Bank in their headquarters market, where the Bank celebrated its 165th anniversary in 2022.
ACNB Corporation, headquartered in Gettysburg, PA, is the $2.5 billion financial holding company for the wholly-owned subsidiaries of ACNB Bank, Gettysburg, PA, and ACNB Insurance Services, Inc., Westminster, MD. Originally founded in 1857, ACNB Bank serves its marketplace with banking and wealth management services, including trust and retail brokerage, via a network of 26 community banking offices and three loan offices located in the Pennsylvania counties of Adams, Cumberland, Franklin, Lancaster and York and the Maryland counties of Baltimore, Carroll and Frederick. ACNB Insurance Services, Inc. is a full-service insurance agency with licenses in 44 states. The agency offers a broad range of property, casualty, health, life and disability insurance serving personal and commercial clients through office locations in Westminster and Jarrettsville, MD, and Gettysburg, PA. For more information regarding ACNB Corporation and its subsidiaries, please visit investor.acnb.com.
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SAFE HARBOR AND FORWARD-LOOKING STATEMENTS - Should there be a material subsequent event prior to the filing of the Annual Report on Form 10-K with the Securities and Exchange Commission, the financial information reported in this press release is subject to change to reflect the subsequent event. In addition to historical information, this press release may contain forward-looking statements. Examples of forward-looking statements include, but are not limited to, (a) projections or statements regarding future earnings, expenses, net interest income, other income, earnings or loss per share, asset mix and quality, growth prospects, capital structure, and other financial terms, (b) statements of plans and objectives of Management or the Board of Directors, and (c) statements of assumptions, such as economic conditions in the Corporation’s market areas. Such forward-looking statements can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “intends”, “will”, “should”, “anticipates”, or the negative of any of the foregoing or other variations thereon or comparable terminology, or by discussion of strategy. Forward-looking statements are subject to certain risks and uncertainties such as national, regional and local economic conditions, competitive factors, and regulatory limitations. Actual results may differ materially from those projected in the forward-looking statements. Such risks, uncertainties, and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: short-term and long-term effects of inflation and rising costs on the Corporation, customers and economy; effects of

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Press Release/2022 Year-End Financial Results
January 26, 2023

governmental and fiscal policies, as well as legislative and regulatory changes; effects of new laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) and their application with which the Corporation and its subsidiaries must comply; impacts of the capital and liquidity requirements of the Basel III standards; effects of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters; ineffectiveness of the business strategy due to changes in current or future market conditions; future actions or inactions of the United States government, including the effects of short-term and long-term federal budget and tax negotiations and a failure to increase the government debt limit or a prolonged shutdown of the federal government; effects of economic conditions particularly with regard to the negative impact of severe, wide-ranging and continuing disruptions caused by the spread of Coronavirus Disease 2019 (COVID-19) and any other pandemic, epidemic or health-related crisis and the responses thereto on the operations of the Corporation and current customers, specifically the effect of the economy on loan customers’ ability to repay loans; effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; inflation, securities market and monetary fluctuations; risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest rate protection agreements, as well as interest rate risks; difficulties in acquisitions and integrating and operating acquired business operations, including information technology difficulties; challenges in establishing and maintaining operations in new markets; effects of technology changes; effects of general economic conditions and more specifically in the Corporation’s market areas; failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral and various financial assets and liabilities; acts of war or terrorism or geopolitical instability; disruption of credit and equity markets; ability to manage current levels of impaired assets; loss of certain key officers; ability to maintain the value and image of the Corporation’s brand and protect the Corporation’s intellectual property rights; continued relationships with major customers; and, potential impacts to the Corporation from continually evolving cybersecurity and other technological risks and attacks, including additional costs, reputational damage, regulatory penalties, and financial losses. We caution readers not to place undue reliance on these forward-looking statements. They only reflect Management’s analysis as of this date. The Corporation does not revise or update these forward-looking statements to reflect events or changed circumstances. Please carefully review the risk factors described in other documents the Corporation files from time to time with the SEC, including the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Please also carefully review any Current Reports on Form 8-K filed by the Corporation with the SEC.

ACNB #2023-2
January 26, 2023

ACNB Corporation
Press Release/2022 Year-End Financial Results
January 26, 2023

ACNB Corporation Financial Highlights

Unaudited Consolidated Condensed Statements of Income
Dollars in thousands, except per share data

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
INCOME STATEMENT DATA
Interest income	$24,894	$18,674	$87,049	$78,159
Interest expense	846	1,324	3,624	6,915
Net interest income	24,048	17,350	83,425	71,244
Provision for loan losses	—	—	—	50
Net interest income after provision for loan losses	24,048	17,350	83,425	71,194
Noninterest income	5,423	5,633	21,807	22,776
Noninterest expense	16,673	17,457	60,281	58,951
Income before income taxes	12,798	5,526	44,951	35,019
Provision for income taxes	2,599	1,031	9,199	7,185
Net income	$10,199	$4,495	$35,752	$27,834
Basic earnings per share	$1.20	$0.52	$4.15	$3.19

Year-End Unaudited Selected Financial Data
Dollars in thousands, except per share data

	December 31, 2022	December 31, 2021
BALANCE SHEET DATA
Assets	$2,525,507	$2,786,987
Securities	$620,250	$446,161
Loans, total	$1,538,610	$1,468,427
Allowance for loan losses	$17,861	$19,033
Deposits	$2,198,975	$2,426,389
Borrowings	$62,954	$69,902
Stockholders’ equity	$245,042	$272,114
COMMON SHARE DATA
Basic earnings per share	$4.15	$3.19
Cash dividends paid per share	$1.06	$1.03
Book value per share	$28.78	$31.35
Number of common shares outstanding	8,515,120	8,679,206
SELECTED RATIOS
Return on average assets	1.31%	1.03%
Return on average equity	14.35%	10.52%
Non-performing loans to total loans	0.25%	0.42%
Net charge-offs to average loans outstanding	0.08%	0.08%
Allowance for loan losses to total loans	1.16%	1.30%
Allowance for loan losses to non-performing loans	463.08%	306.05%